                                      Registration No. 333-60999

                          United States
               Securities and Exchange Commission
                     Washington, D.C. 20549


                Post-Effective Amendment No. 1 to
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                          AIRGAS, INC.
     (Exact name of registrant as specified in its charter)

          Delaware                                56-0732648
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              Identification Number)


 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087
                    (Address of Principal Executive Offices)

                1998 EMPLOYEE STOCK PURCHASE PLAN
                    (Full Title of the Plan)

                     TODD R. CRAUN, ESQUIRE
                          AIRGAS, INC.
                          Radnor Court
            259 North Radnor-Chester Road, Suite 100
                   Radnor, Pennsylvania 19087
             (Name and address of agent for service)

                         (610) 687-5253
  (Telephone number, including area code, of agent for service)
                       __________________

                           Copies to:

                   NANCY D. WEISBERG, ESQUIRE
                   McCAUSLAND, KEEN & BUCKMAN
                          Radnor Court
            259 North Radnor-Chester Road, Suite 160
                   Radnor, Pennsylvania 19087

                         (610) 341-1000

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                    Deregistration of Shares
                    ------------------------

     The  Registrant's 1998 Employee Stock Purchase Plan has been
terminated.   The  Registrant hereby  files  this  Post-Effective
Amendment No. 1 to its Registration Statement No. 333-60999 filed on Form S-8 solely for the purpose of deregistering 2,476 shares of Common Stock previously registered pursuant to such Registration Statement that remain unsold upon the termination of the plan.


                           Signatures
                           ----------

The  Registrant.  Pursuant to the requirements of the  Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-60999 to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania on September 26, 2002.

                                   Airgas, Inc.
                                   ------------
                                   Registrant


                                   By:  /s/ Peter McCausland
                                        --------------------------
                                        Peter McCausland, Chairman
                                        of the Board and Chief
                                        Executive Officer


                                   By:  /s/ Roger F. Millay
                                        --------------------------
                                        Roger F. Millay, Senior
                                        Vice President - Finance
                                        and Chief Financial Officer
                                        (Principal Financial Officer)


                                   By:  /s/ Robert M. McLaughlin
                                        --------------------------
                                        Robert M. McLaughlin,
                                        Vice President and Controller
                                        (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement
No. 333-60999 has been signed by the following persons in the capacities and on the dates indicated.

       Signature                 Title                Date
       ---------                 -----                ----

   /s/ Peter McCausland          Director          September 26, 2002
   ------------------------
    Peter McCausland


   /s/ W. Thacher Brown          Director          September 26, 2002
   ------------------------
    W. Thacher Brown


   /s/ Frank B. Foster, III      Director          September 26, 2002
   ------------------------
    Frank B. Foster, III


   /s/ James W. Hovey            Director          September 26, 2002
   ------------------------
    James W. Hovey


   /s/ David M. Stout            Director          September 26, 2002
   ------------------------
    David M. Stout


   /s/ Paula A. Sneed            Director          September 26, 2002
   ------------------------
    Paula A. Sneed


   /s/ John A. H. Shober         Director          September 26, 2002
   ------------------------
    John A. H. Shober


   /s/ Lee M. Thomas             Director          September 26, 2002
   ------------------------
    Lee M. Thomas


   /s/ Robert L. Yohe            Director          September 26, 2002
   ------------------------
     Robert L. Yohe